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                              CONSULTANT AGREEMENT

                                     BETWEEN

                              C. BREWER HOMES, INC.

                                       AND

                                 B. G. MOYNAHAN


                            DATED: JANUARY 16, 1997

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                                TABLE OF CONTENTS

                                                                      Page No.
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PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 1.0  Appointment and Encouragement as
             Independent Contractor. . . . . . . . . . . . . . . . . .    1

Section 2.0 Term of Agreement. . . . . . . . . . . . . . . . . . . . .    1

Section 3.0 Description of Work. . . . . . . . . . . . . . . . . . . .    1

Section 4.0 Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 5.0 Relationship of the Parties. . . . . . . . . . . . . . . .    1

Section 6.0 Termination. . . . . . . . . . . . . . . . . . . . . . . .    2

Section 6.1 Death of Consultant. . . . . . . . . . . . . . . . . . . .    2

Section 7.0 Assignment . . . . . . . . . . . . . . . . . . . . . . . .    2

Section 8.0 Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . .    2

Section 9.0 Indemnification. . . . . . . . . . . . . . . . . . . . . .    2

Section 10.0 Confidentiality . . . . . . . . . . . . . . . . . . . . .    2

Section 11.0 Personal Representatives,
             Successors and Assigns. . . . . . . . . . . . . . . . . .    3

Section 12.0 Severability. . . . . . . . . . . . . . . . . . . . . . .    3

Section 13.0 Situs and Governing Law . . . . . . . . . . . . . . . . .    3

Section 14.0 Entire Agreement. . . . . . . . . . . . . . . . . . . . .    3

Section 15.0 Cooperation . . . . . . . . . . . . . . . . . . . . . . .    3

Section 16.0 Arbitration . . . . . . . . . . . . . . . . . . . . . . .    3

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

EXHIBIT "A" Services
EXHIBIT "B" Fees and Medical Reimbursement


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                              CONSULTANT AGREEMENT


          THIS AGREEMENT made this 16th day of January, 1997 and effective as of the 1ST day of January, 1997 (hereinafter the "Effective Date"), by and between Brendan G. Moynahan (hereinafter referred to as "Consultant") and C. Brewer Homes, Inc. (hereinafter referred to as "Company").

                              W I T N E S S E T H:

          WHEREAS, Company desires to retain Consultant as an independent contractor to provide certain services with respect to the matters outlined herein;

          WHEREAS, Consultant desires to provide said services with respect to the matters outlined herein;

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

          Section 1.0 APPOINTMENT AND ENGAGEMENT AS INDEPENDENT CONTRACTOR. Company agrees to engage Consultant as an independent contractor to provide services in connection with the matters described in Section 3.0 herein. Consultant agrees to properly perform its obligations as provided herein all in accordance with the terms, provisions, covenants and conditions set forth herein.

          Section 2.0 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall continue, except as specified under
Section 4.0 below, through August 31, 1997.

          Section 3.0 DESCRIPTION OF WORK. Consultant shall perform the services described in Exhibit "A-1" attached hereto and made a part hereof by this reference. Consultant's principal contact at Company shall be the Company's Chief Financial Officer or such other representative designated by him/her.

          Section 4.0 FEE AND MEDICAL/DENTAL BENEFITS. Company shall pay Consultant a total fee and provide such medical and dental benefits as shown on Exhibit "B-1" attached hereto and made a part hereof by this reference. The payment and provision of medical and dental benefits provided in this Agreement shall constitute the entire compensation to be paid to Consultant by the Company for those benefits and Consultant shall be solely responsible for all costs incurred in its performance of services hereunder, except as otherwise provided herein.

          Section 5.0 RELATIONSHIP OF THE PARTIES. The parties to this Agreement intend and hereby agree that the Consultant shall be an independent contractor and he shall have control and discretion with respect to the performance of his obligation hereunder and shall have the authority and control over the manner and details of the work which is to be performed hereunder. Consultant shall be solely responsible for the use, discipline and supervision of Consultant's

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employees, if any, and for providing all tools, texts, equipment or supplies generally used by Consultant in its business. Consultant shall be responsible for complying with all applicable federal, state and local laws regarding the operation of Consultant's business or employment of employees, including but not limited to federal, state and local taxes and general excise. Nothing contained herein shall be construed to create any employment, partnership, joint venture or co-ownership relationship between the parties hereto. Company and Consultant shall not be responsible for any liabilities or obligations incurred or created by other party except as specifically agreed to in writing. Consultant shall have no authority to execute any document in the name or on behalf of Company, enter into any oral or written commitments involving Company or otherwise obligate Company in any manner whatsoever.

          Section 6.0 TERMINATION OF THIS AGREEMENT. In the event that Consultant shall be in substantial breach of any of the terms of this Agreement or the Release and Settlement Agreement, Company may upon written notice terminate this Agreement. Upon such termination, Consultant nonetheless shall be entitled to the balance of all fees due hereunder without reduction together with the medical and dental benefits as provided for herein unless pursuant to arbitration as hereinafter provided it is determined that the Consultant was in substantial breach of the terms of this Agreement. Any disputes arising out of this Section 6.0 concerning whether the Consultant has substantially breached this Agreement, shall be resolved pursuant to the arbitration provision set forth in Section 16.0 below; provided, however, that any arbitration under this
Section 6.0 only, the Company must establish the substantial breach under the burden of proof of clear and convincing evidence.

          Section 6.1 DEATH OF CONSULTANT. This Agreement shall automatically terminate upon the death of Consultant. Company shall pay to the legal representative of Consultant's estate the balance of all fees due hereunder without reduction.

          Section 7.0 ASSIGNMENT. Consultant shall not assign or otherwise transfer in any manner its interest in or obligations under this Agreement.

          Section 8.0 NON-WAIVER. It is expressly understood and agreed that the failure of Company to insist in any one or more instances upon strict performance of any of the terms and conditions of this Agreement, or to exercise any rights herein conferred, shall not be deemed a waiver or relinquishment of any Company's right to assert or rely upon such terms, conditions, or rights in any other instance.

          Section 9.0 INDEMNIFICATION. Consultant shall indemnify, defend and hold harmless Company and its respective officers, agreements, employees, successors and assigns from and against any and all claims, losses, costs, causes of action, damages and expenses of any nature, including reasonable attorneys' fees, arising out of any negligence, gross negligence or willful and wanton conduct by Consultant or its employees or any technician or subconsultant hired by it.

          Section 10.0 CONFIDENTIALITY. At all times during the term of this Agreement and thereafter, Consultant will hold in strictest confidence, and not disclose to any person, firm or corporation, any confidential information, manner of doing business, techniques, process, trade secret, or any other confidential matter relating to the business of C. Brewer Homes, or its

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divisions, subsidiaries and affiliates which Consultant may now know or may learn while performing hereunder or which is developed hereunder for C. Brewer Homes and its divisions, affiliates and subsidiaries by Consultant ("Confidential Information").

At the time of the termination of this Agreement, Consultant will deliver to Company, and will not keep in his possession nor deliver to any person, any and all documents containing Confidential Information.

          Section 11. PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

          Section 12.0. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          Section 13.0. SITUS AND GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Hawaii.

          Section 14.0. ENTIRE AGREEMENT. This Agreement represents the entire Agreement between the parties with respect to the subject matter hereof, and supersedes any prior negotiation, agreements and understandings with respect thereto. No change or modification of this Agreement shall be enforceable against any party unless the same be in writing and signed by the party against whom enforcement is sought.

          Section 15.0. COOPERATION. All Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

          Section 16.0. ARBITRATION. You and the Company expressly understand and agree that any disputes arising out of the terms and conditions of this Agreement shall be subject, absent settlement by the parties, to final and binding arbitration in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association.

          IN WITNESS WHEREOF, the parties have hereunto set their hands on the day and year first above written.

Approved as to form:                    C. Brewer Homes, Inc.



/s/Barry W. Marr                   By /s/J. W.A. Buyers
------------------------              -------------------------------------
Barry W. Marr                           J. W.A. Buyers, Chairman
Attorney for C. Brewer
       Homes, Inc.                      Date: 01/15/97
                                            ----------------------


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Approved as to form:


/s/Richard J. Kowen                   /s/B. G. Moynahan
------------------------              -------------------------------------
Richard J. Kowen                        B. G. Moynahan
Attorney for B. G. Moynahan        Date: 01/16/97
                                       ------------------------





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                              Consultant Agreement

                                   Exhibit A-1

                               Description of Work


Consultant will be reasonably available to:

a. Respond to the inquiries regarding historical events, practices, procedures, and policies for C. Brewer Homes and its predecessor company which occurred or were utilized during the Consultant's previous employment;
b. Assist the Board of Directors and the new Chief Executive Officer and Chief Financial Officer with any transitional issues; and
c.   Other projects as mutually agreed upon in advance and in writing.

Such consultation will normally be rendered via telephone discussion, but the Consultant will be available to meet at mutually agreed upon times and places as reasonably necessary, with any required and reasonable travel, telephone, or other expenses to be reimbursed by the Company.


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                                   Exhibit B-1

                     Fees and Medical Expense Reimbursement

FEES

For the duration of the Consultant Agreement, Consultant will receive $20,833.33 per month until a total fee of $173,076.92 has been paid. If Consultant provides more than ten (10) hours of consulting time in a month, Consultant will be paid at an hourly rate to be mutually agreed upon by the Company and Consultant. All Consultant fees will be payable in advance on the first of every month except that the fee for January, 1997 shall be paid on the earlier of January 15, 1997 or the execution of this Agreement.


MEDICAL AND DENTAL EXPENSE REIMBURSEMENT

For up to three (3) years following the Effective Date of the Consultant Agreement, Consultant will be eligible for medical and dental plan coverage and BeneFlex credit allowance under the same general terms, including plan provisions and premium sharing, as the Company's active salaried employees. Such premium sharing will be in addition to Consultant's monthly fees as described above and will be deducted in advance from the monthly consulting fees. Notwithstanding the above, at such time that Consultant obtains reasonably equivalent alternative health coverage under another plan, coverage under this Consulting Agreement will cease. Commencing January 1, 2000, if reasonably equivalent alternative coverage is not available, you may elect to continue medical and/or dental coverage under the Company's medical and dental plans, at your own expense for a period of 18 months.


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